EXHIBIT 99.2

DS Healthcare Group, Inc.

Pro-Forma Consolidated Balance Sheet

September 30, 2012

	DS Healthcare Group, Inc. (Consolidated)	DS Laboratories, S.A. DE C.V.	Acquisition Adjustment		Acquisition Adjustment		Elimination		ProForma Consolidated Balance Sheet

ASSETS

Current Assets
Cash	$945,065	$70,762							$1,015,827
Accounts receivable, net	2,575,231	392,323					(255,676)	(c)	2,711,878
Inventory	2,920,721	249,296							3,170,017
Prepaid expenses and other current assets	1,766,397	203,550	(1,500,000)	(a)					469,947
Total Current Assets	8,207,414	915,931							7,367,669
									—
Furniture and Equipment, net	111,727	110,112							221,839
Intangible Assets, net	653,741	—	1,482,227	(a)	(492,147	)(d)			1,643,821
Other Assets	67,431	—							67,431
TOTAL ASSETS	$9,040,313	$1,026,043							$9,300,760

LIABILITIES AND EQUITY

Current Liabilities
Accounts payable and accrued expenses	$1,432,191	$374,192					(255,676)	(c)	$1,550,707
Client facility	602,298	—							602,298
Taxes payable	—	7,718							7,718
Deferred income taxes	—	76,871							76,871
Other current liabilities	126,708	49,489							176,197
TOTAL LIABILITIES	2,161,197	508,270							2,413,791

COMMITMENTS AND CONTINGENCIES

Equity
Preferred stock, $0.001 par value, 30 million shares authorized: 5,500,000 shares issued and outstanding at September 30, 2012	5,500	—							5,500
Common stock, $0.001 par value, 300 million shares authorized: 120,779,442 shares issued and outstanding at September 30, 2012	120,779	—							120,779
Additional paid-in-capital	9,692,871	118,300	(118,300)	(a)					9,692,871
Legal reserve		12,130	(12,130)	(a)					—
Stock subscription	(600,000)	—	500,000	(a)					(100,000)
Other comprehensive income	—	9,910	(9,910)	(a)					—
Retained earnings (accumulated deficit)	(2,340,034)	377,433	(377,433)	(a)	(492,147	)(d)			(2,832,181)
Total Shareholders' Equity	6,879,116	517,773							6,886,969
Non-Controlling Interest	—	—			2,140	(b)			2,140
Total Equity	6,879,116	517,773							6,884,829
TOTAL LIABILITIES AND EQUITY	$9,040,313	$1,026,043	—		—		—		$9,300,760

————————

(a)

To reclass initial purchase price of $2,000,000, record intangible asset associated with customer list and reverse equity for subsidiary purchased.

(b)

To reflect 1% noncontrolling interest.

(c)

To record intercompany eliminations.

(d)

To record amortization of the customer list from January 1, 2011 through September 30, 2012 based on a 5 year amortization period.

PF-1

DS Healthcare Group, Inc.

Pro-Forma Consolidated Statement of Operations

For the year ended December 31, 2011

	DS Healthcare Group, Inc. (Consolidated)	DS Laboratories, S.A. DE C.V.	Eliminations		ProForma Consolidated Statement of Operations

Net Revenues	$9,672,861	$1,145,219	(559,674)	(a)	$10,258,406

Cost of Goods Sold	4,751,961	547,067	(559,674)	(a)	4,739,354

Gross Profit	4,920,900	598,152			5,519,052

Operating Costs and Expenses:
Selling and marketing	2,856,482	—			2,856,482
General and administrative	3,057,988	350,793	281,227	(b)	3,690,008

Total operating costs and expenses	5,914,470	350,793			6,546,490

Operating Income (Loss)	(993,570)	247,359			(1,027,438)

Other Income (Expense)	12,678	16,771			(4,093)

Net income (loss) before income tax	(980,892)	230,588			(1,031,531)

Provision for income tax	—	46,118			46,118

Net Income (Loss)	(980,892)	184,470			(1,077,649)

Net Income (Loss) Attributable to Non-Controlling Interest	$(2,292)	$1,845			$(447)
Net Income (Loss) Attributable to Shareholders of DS Healthcare Group, Inc.	$(978,600)	$182,625			$(1077,202)

Basic and Diluted Earnings per Share:
Weighted average shares	100,611,200				100,611,200
Earnings per share	$(0.01)				$(0.01)

————————

(a)

To eliminate intercompany sales and purchases.

(b)

To record twelve months amortization of the customer list based upon a 5 year amortization period.

PF-2

DS Healthcare Group, Inc.

Pro-Forma Consolidated Statement of Operations

For the nine months ended September 30, 2012

	DS Healthcare Group, Inc. (Consolidated)	DS Laboratories, S.A. DE C.V.	Eliminations		ProForma Consolidated Statement of Operations

Net Revenues	$8,672,634	$1,334,820	(343,730)	(a)	$9,663,724
					—
Cost of Goods Sold	4,380,170	416,398	(343,730)	(a)	4,452,838

Gross Profit	4,292,464	918,422			5,210,886

Operating Costs and Expenses:
Selling and marketing	2,536,197	—			2,536,197
General and administrative	2,609,990	639,569	210,920	(b)	3,460,479

Total operating costs and expenses	5,146,187	639,569			5,996,676

Operating Income (Loss)	(853,723)	278,853			(785,790)

Other Income	4,937	12,035			16,972

Net income (loss) before income tax	(848,786)	290,888			(768,818)

Provision for income tax	—	76,871			76,871

Net Income (Loss)	(848,786)	214,017			(845,689)

Net Income (Loss) Attributable to Non-Controlling Interest	$—	$2,140			$2,140
Net Income (Loss) Attributable to Shareholders of DS Healthcare Group, Inc.	$(848,786)	$211,877			$(843,549)

Basic and Diluted Earnings per Share:
Weighted average shares	107,784,752				107,784,752
Earnings per share	$(0.01)				$(0.01)

————————

(a)

To eliminate intercompany sales and purchases.

(b)

To record nine months amortization of the customer list based on a 5 year amortization period.

PF-3